Exhibit 10.50
TERMINATION AND RELEASE AGREEMENT

This TERMINATION AND RELEASE Agreement (this “Agreement”), dated as of February 21, 2021 (the “Effective Date”), is made and entered into by and among Enstar Group Limited (“Enstar”), Cavello Bay Reinsurance Limited (“CBRe”), InRe Fund, L.P. (“InRe”), Hillhouse Capital Management, Ltd. and Hillhouse Capital Advisors, Ltd. (collectively, “Hillhouse”), AnglePoint Asset Management, Ltd. (“AnglePoint Cayman”), AnglePoint Asset Management Limited (“AnglePoint HK” and, collectively with AnglePoint Cayman, “AnglePoint”), and InRe Fund GP, Ltd. (“InRe GP” and, together with the other parties hereto, collectively, the “Parties” and, individually, a “Party”).
W I T N E S S E T H:
WHEREAS, the Parties have agreed to terminate various relationships that they have with each other on the terms set forth in this Agreement.
NOW THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained in this Agreement, the Parties, intending to be legally bound, hereby agree as follows:
1.Definitions. Capitalized terms used in this Agreement that are not otherwise defined herein shall have the meanings specified in Exhibit A.
2.Payments.
(a)2019 and 2020 Performance Fees and Investment Returns. For the period beginning on January 1, 2019 and ending December 31, 2020, the InRe GP received performance fees in respect of investment gains in InRe and, since January 1, 2020, generated investment returns on the InRe GP’s capital account. Subject to the terms and conditions of this Agreement and pursuant to Section 3.03 of the InRe LPA, the InRe GP and its Affiliates shall (as further described in Section 3) withdraw, in redemption of and as a withdrawal from its capital account, on or prior to March 3, 2021 (the “Distribution Date”) an amount calculated and paid out as follows:
(i)$528,386,136 in respect of performance fees for the period beginning on January 1, 2019 and ending December 31, 2020 (the “Performance Fees”) on CBRe’s gross investment gains in InRe over such period; plus
(ii)$454,363,920 in respect of investment returns (“Investment Returns”) on the InRe GP’s and its Affiliates’ capital account calculated through 11:59 p.m. EST on February 12, 2021 (the “Determination Date”); minus
(iii)$100,000,000 (the “Deduction Amount”); minus
(iv)an amount equal to $88,275,000 (the “Holdback Amount”) (which Holdback Amount plus all investment returns thereon shall be retained in the capital account of Hillhouse in InRe and paid to Hillhouse in accordance with Section 3).
The aggregate of the Performance Fees, plus the Investment Returns, minus the Deduction Amount, minus the Holdback Amount, the “Closing Payment”).

Subject to the payment to Hillhouse of the Closing Payment and the Holdback Amount, the Deduction Amount shall be retained in InRe and transferred to the capital account of CBRe or its designee.
(b)Payment of the Closing Payment.
(i)On the Distribution Date, InRe shall pay to Hillhouse the Closing Payment in cash by wire transfer of readily available funds to an account designated by Hillhouse in writing; provided that upon the express written agreement of Enstar and Hillhouse, a specified portion of the Closing Payment may be made through the distribution of identified securities in-kind (including side pocket investments) to Hillhouse based upon their fair market value as of the Determination Date. Hillhouse shall immediately return any payments or distributions received pursuant to this Section 2(b)(i) that are in excess of the Closing Payment. The Closing Payment shall be subject to offset as provided in Section 4 of Schedule 3 with respect to redemptions made by CBRe from other investment funds managed by Hillhouse and its Affiliates.
(ii)For the avoidance of doubt, Hillhouse, AnglePoint, InRe GP and their Affiliates shall not, and at no time shall Hillhouse, AnglePoint, InRe GP or their Affiliates be entitled to, withdraw from InRe the Deduction Amount or any investment returns thereon related to periods after the Determination Date, which amounts shall be allocated to the capital account of CBRe as of the Effective Date. Furthermore, Hillhouse, AnglePoint, InRe GP and their Affiliates shall not, and at no time shall Hillhouse, AnglePoint, InRe GP or their Affiliates be entitled to any investment returns on any of its or their capital accounts for periods after the Determination Date, except as expressly provided herein with respect to the Holdback Amount.
(iii)All withdrawals by Hillhouse pursuant to this Section 2 and pursuant to Section 3 shall be paid to the Special Limited Partner (as defined in the InRe LPA) or its designee (including any funds or entities managed or advised by Hillhouse or its Affiliates) in such amounts and proportions as determined by Hillhouse in its sole discretion. Hillhouse hereby represents and warrants that the accounts to which it directs any payment or security distribution to be made pursuant to this Section 2 and pursuant to Section 3 belongs to the Special Limited Partner or its designee (including any funds or entities managed or advised by Hillhouse of its Affiliates) to which the Special Limited Partner has duly transferred the right to receive such payments or distributions of securities in-kind.
(c)InRe 2021 Performance Fees. Hillhouse, AnglePoint and InRe GP hereby unconditionally and irrevocably waive any right to withdraw or otherwise be paid all performance fees accruing, payable or otherwise due or required to be allocated in connection with the investments of InRe for any period beginning on or after January 1, 2021 (the “Excluded Amount”).
(d)InRe Management Fees. AnglePoint Cayman shall be entitled to and shall receive, be paid and withdraw management and administrative fees in relation to InRe in accordance with the Third Amended and Restated Investment Management Agreement between InRe and AnglePoint Cayman dated as of June 30, 2020 (the “InRe IMA”) on a pro rata basis (based on the number of calendar days elapsed in the applicable quarter of ninety (90) calendar days) for the period commencing January 1, 2021 to the Transition Date, solely to the extent it has not already withdrawn such fees in advance. For the avoidance of doubt, such fees exclude any and all performance fees. On the Transition Date, Hillhouse shall pay CBRe the amount of any management and administrative fees withdrawn from InRe that are in excess of the amounts AnglePoint Cayman is entitled to receive pursuant to this Section 2(d).
(e)Additional Provisions.
(i)Other than the withdrawals, payments and redemptions contemplated by Section 2 and Section 3, neither Hillhouse, AnglePoint, InRe GP nor any of their Affiliates shall be owed any fees or similar amounts from InRe or the limited partners of InRe (in their capacity as such), and neither Hillhouse, AnglePoint, InRe GP nor any of their Affiliates shall have any interest or claim to any interest in InRe, including in each case with respect to the Deduction Amount and the Excluded Amount.
(ii)Enstar, CBRe and InRe expressly agree that the costs and expenses incurred by InRe to fund any payment to or withdrawal by Hillhouse pursuant to Section 2 and Section 3, or in connection with the Liquidation (as defined in Section 3(a)), including without limitation the reduction, sale, cover, closing, unwinding, termination or other disposal of any position in InRe shall not create or be deemed to create or result in any liability whatsoever to Hillhouse, AnglePoint, InRe GP or any of their Affiliates (including, for the sake of clarity, any liability for any diminution in value, losses (including loss of profit or opportunity), margin calls, penalties, fees, expenses or other damages directly or indirectly resulting from any such payment or withdrawal); provided that such items may affect the investment return on the Holdback Amount.
3.Liquidation of InRe and Option to Purchase AnglePoint HK.
(a)Promptly following the Effective Date, the Parties shall cause the general partner of InRe to liquidate assets of InRe in an orderly manner (the “Liquidation”) and provide any necessary consents in connection therewith in order to:
(i)permit Hillhouse, on behalf of InRe GP and its Affiliates, to withdraw in redemption of and as a withdrawal from their respective capital accounts in InRe, and for InRe to pay to Hillhouse or its designee (including any funds or entities managed or advised by Hillhouse or its Affiliates) in accordance with Section 2 hereof:  (A) the Closing Payment in cash by wire transfer of readily available funds to an account designated by Hillhouse in writing; and (B) the Holdback Amount not previously withdrawn and paid to Hillhouse (plus the investment return thereon up to the Business Day immediately prior to the date of such payment) from time to time on or before April 1, 2021 (the “Outside Date”); provided that any such withdrawal or payment under this Section 3(a)(i)(B) made before the Outside Date shall require the prior written consent of CBRe (which consent shall not be unreasonably withheld, conditioned or delayed); and
(ii)only following or at the same time as payment to Hillhouse of all amounts contemplated by Section 2 and Section 3(a)(i), permit CBRe to withdraw in redemption of and as a withdrawal from its capital account in InRe, and for InRe to pay to CBRe or its designee in cash by wire transfer of readily available funds to an account designated by CBRe in writing any or all of the remaining assets of InRe, which may include in-kind distributions of securities.
(b)Following payment of the Closing Payment, Enstar shall appoint a substitute general partner of InRe, which general partner shall not take any action with the intent to harm the economic interests of Hillhouse in the Holdback Amount and shall conduct an orderly distribution of any amounts relating to the Holdback Amount (plus the investment return thereon up to the Business Day immediately prior to the date of such payment). Each of Enstar, CBRe, Hillhouse and InRe GP shall, and each shall cause its respective Affiliates to, take such further action as may be necessary or appropriate in order to give effect to the substitution of the new general partner of InRe. Prior to the substitution of the new general partner of InRe, Hillhouse shall cause the InRe GP to not take any action with the intent to harm the economic interests of CBRe in InRe.
(c)On the Effective Date, an affiliate of Hillhouse and Enstar have entered into that certain Share Purchase Option Agreement regarding AnglePoint HK.
(d)Following payment of the Closing Payment, AnglePoint Cayman shall assign the InRe IMA and any other contract related to the management of InRe to any Person designated by Enstar. InRe hereby consents to any such assignment of the InRe IMA.
4.Agreements with the Principals. Concurrently with the execution and delivery of this Agreement, Hillhouse, AnglePoint and their Affiliates have executed separation and release agreements between, among others, the Principals and Hillhouse in the form provided to Enstar (the “Separation and Release Agreements”). Upon the Effective Date, Hillhouse shall release the Principals from all agreements with Hillhouse, AnglePoint and their Affiliates; provided that each of the Principals shall remain subject to their respective obligations set forth in the Separation and Release Agreements. Subject to the Separation and Release Agreements, the Principals shall be free to become associated with Enstar and its Affiliates, whether as directors, officers, employees, consultants, shareholders or partners, as of the day immediately following the Transition Date. The Parties shall, and shall cause their respective Affiliates to, take the actions set forth on Schedule 1 with respect to transition of the Principals from the employment by Hillhouse and its Affiliates to Enstar and its Affiliates, including the continued use or the Track Record.
5.Regulatory Cooperation. The Parties shall cooperate and coordinate their activities with respect to certain regulatory matters related to Hillhouse and AnglePoint as set forth on Schedule 2.
6.Non-Solicitation; Non-Disparagement.
(a)During the period ending twelve (12) months after the Effective Date, Enstar shall not, directly or indirectly, and shall procure that its Affiliates and their respective employees, and (without prejudice to each of their Separation and Release Agreements) the Principals shall not, solicit any investment advisory or investment management business or activity with any Restricted Clients. Notwithstanding the foregoing, Enstar and its employees shall not be under any restriction to provide investment advisory or investment management services to or for the benefit of its existing insurance company clients.
(b)During the period ending twelve (12) months after the Effective Date, Enstar shall not, directly or indirectly, and shall procure that its Affiliates and their respective employees,

and (without prejudice to each of their Separation and Release Agreements) the Principals shall not, solicit or attempt to solicit, seek to persuade or induce, or hire anyone who is (or has been during the twelve (12) months prior to the Effective Date) an employee of Hillhouse or its Affiliates as of the Effective Date other than the Principals and Cathy Wan.
(c)During the period ending twelve (12) months after the Effective Date, Hillhouse shall not, directly or indirectly, and shall procure that its Affiliates and their respective employees shall not, (i) solicit or attempt to solicit, seek to persuade or induce, or hire any employee of Enstar or its Affiliates performing investment advisory or related functions, (ii) solicit or otherwise interfere with any client relationship of Enstar or its Affiliates other than Persons with whom Hillhouse, its Affiliates and/or their respective employees has had an existing relationship during the twelve (12) months prior to the Effective Date, or (iii) interfere with any of Enstar’s or its Affiliates’ other business relationships, including with custodians, brokers, vendors and other suppliers.
(d)The Parties will not, and will cause their respective representatives not to, disparage any other Party or their respective Affiliates, officers, directors and employees.
7.Other Transactions. In connection with the matters contemplated by this Agreement, the Parties will discuss in good faith the transactions proposed by this Agreement with respect to Enhanzed Reinsurance Ltd. and take certain other actions and enter into certain other transactions related to other investments by InRe and Affiliates of Enstar in which Hillhouse and its Affiliates are involved as set forth on Schedule 3.
8.Representations and Warranties. Each Party represents and warrants to the other Parties as follows, as of the Effective Date:
(a)Due Organization. Such Party is duly organized, validly existing, and in good standing (or the equivalent thereof) under the applicable Laws of its jurisdiction of formation or organization.
(b)Authorization. Such Party has the requisite power and authority and has taken all corporate and other action necessary to execute and deliver this Agreement and each other document contemplated hereby to which it is a party and to perform its obligations hereunder and thereunder. The execution, delivery, and performance by such Party of this Agreement and each other document contemplated hereby to which it is a party and the performance of its obligations hereunder and thereunder have been duly authorized and approved by all necessary corporate or other action. This Agreement and each other document contemplated hereby to which such Party is a party have been duly executed and delivered by such Party. Assuming that this Agreement and each other document contemplated hereby constitute valid and binding obligations of each other Person party thereto, this Agreement and each other document contemplated hereby to which such Party is a party constitute valid and binding obligations of such Party enforceable against it in accordance with their terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other similar Laws affecting the enforcement of creditors’ rights generally.
(c)Consents and Approvals. No consent of or filing with any Governmental Authority or any other Person must be obtained or made in connection with the execution and delivery by such Party of this Agreement and each other document contemplated hereby to which such Party is a party.
(d)No Assignment of Claims. (i) Neither such Party nor any of its Affiliates has voluntarily or involuntarily assigned, conveyed or otherwise transferred, or purported to assign, convey or otherwise transfer, to any Person any Claims released pursuant to Section 9, (ii) no Person other than such Party or its Affiliates has any interest, whether by Law or contract or by virtue of any action or inaction by such Party or its Affiliates, in any Claim released pursuant to Section 9 and (iii) there are no Liens on or against any of the Claims released by such Party or its Affiliates pursuant to Section 9.
9.Mutual Releases. Effective as of the Effective Date, as material consideration for the consummation of the transactions set forth herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereby provide each other with the following mutual releases. The Parties understand and agree that the Parties would not be entering into the transactions set forth herein without the mutual releases set forth below.
(a)Release by Hillhouse. Except for the obligations created by or arising out of this Agreement, Hillhouse, AnglePoint Cayman, AnglePoint HK and InRe GP, on behalf of themselves and each of their respective Affiliates, divisions, subsidiary entities, parent entities, officers, directors, shareholders, members, partners, joint venturers, trustees, principals, agents, attorneys, employees, servants, successors, predecessors, representatives, assigns and heirs, as well as any other entity that Hillhouse, AnglePoint Cayman, AnglePoint HK or InRe GP controls or is controlled by, and each of them, past, present and future (the “Hillhouse Entities”), hereby forever and irrevocably waive, and release, remise and discharge, unconditionally and without reserve, Enstar, CBRe and InRe and each of their respective Affiliates, divisions, subsidiary entities, parent entities, officers, directors, shareholders, members, partners, joint venturers, trustees, principals, agents, attorneys, employees, servants, successors, predecessors, representatives, assigns and heirs, as well as any entity that Enstar, CBRe or InRe controls or is controlled by, and each of them, past, present and future (the “Enstar Entities”), from, any and all Claims which any of the Hillhouse Entities ever had, now has, or may claim against the Enstar Entities (whether directly or indirectly) relating to or arising from the Discussed Issues or any other fact, event or circumstance arising on or relating to any period prior to the Effective Date.
(b)Release by Enstar. Except for the obligations created by or arising out of this Agreement, the Enstar Entities hereby forever and irrevocably waive, and release, remise and discharge, unconditionally and without reserve, the Hillhouse Entities from, any and all Claims which any of the Enstar Entities ever had, now has, or may claim against the Hillhouse Entities (whether directly or indirectly) relating to or arising from the Discussed Issues or any other fact, event or circumstance arising on or relating to any period prior to the Effective Date.
(c)Scope of Release. Notwithstanding the foregoing, the waivers and releases set forth in this Section 9 will not affect any Claim related to or arising from: (i) any Hillhouse Entities’ status as a shareholder of Enstar; (ii) the activities of any fund or partnership managed, sponsored or advised by any Hillhouse Entity, except as related to the Discussed Issues; (iii) any Enstar Entities’ investment in any fund or partnership managed, sponsored or advised by any Hillhouse Entity, except as related to the Discussed Issues; or (iv) any Hillhouse Entities’ or Enstar Entities’ investment in Enhanzed Reinsurance, Ltd. or any direct or indirect interest or contractual relationship any such party has in or with ENZ RE Fund, L.P.
(d)Covenant Not to Sue. The Parties covenant and agree that, except as required to enforce the Agreement, they will not, individually or with any other person or entity, commence or prosecute against each other, or any other releasee, any action or proceeding for any claim or matter that is settled and released by this Agreement.
10.Confidentiality.
(a)The Parties shall, and shall cause their respective representatives to, keep strictly confidential the existence, terms, conditions or circumstances underlying and leading up to the execution of, this Agreement or the nature of the Discussed Issues or any arbitration contemplated by Section 11(h) (“Confidential Information”). Nothing herein shall prohibit: (i) the disclosure of Confidential Information that has been, or is required to be, disclosed by Law or pursuant to any valid subpoena, order or request issued by or pursuant to the rules of any Governmental Authority, including any filing or disclosure obligations Enstar or Hillhouse may have under U.S. securities laws and/or the NASDAQ Stock Market; or (ii) the disclosure of Confidential Information by any Party to its employees, officers, directors, shareholders, attorneys and accountants or, with respect to Hillhouse, to any limited partner advisory committee members or existing or bona fide prospective limited partners, investment management clients and other Persons managed or advised by Hillhouse or its Affiliates so long as any Person to whom such disclosure is made is bound by obligations of confidentiality similar to those imposed under this Section 10. In the event of a valid subpoena or other judicial process seeking disclosure of this Agreement or any information relating to the nature of the Discussed Issues, the Party receiving the subpoena or judicial process shall promptly provide written notice to the other Parties of the existence, terms and circumstances of such compelled disclosure and shall cooperate with and assist the other Parties to ensure that such Parties have an opportunity to challenge the disclosure or production before the disclosure or production is made, and consult with the other Parties on the advisability of taking steps to limit such disclosure to the minimum extent permitted by such legal requirement. Nothing in this Agreement shall prevent any of the Parties or their employees from voluntarily discussing any issue with any Governmental Authority.
(b)The Parties will not, and will cause its respective Affiliates not to, issue any public announcements or make other public disclosures regarding this Agreement or the transactions contemplated hereby, without the prior written consent of the other Party (such consent not to be unreasonably withheld, conditioned or delayed). Notwithstanding the foregoing, (i) a Party may issue public disclosures to the extent required by applicable Law or the applicable rules of any securities exchange; provided that such Party shall afford Hillhouse and/or Enstar, as applicable, an opportunity to first review the content of the proposed disclosure and provide reasonable comments regarding same, and such Party shall consider in good faith any comments so provided and (ii) a Party may issue any public disclosure that is consistent with public disclosures made prior to the date of this Agreement or previously approved by Enstar or Hillhouse, as applicable, pursuant to this Section 10(b).

11.Miscellaneous.
(a)Further Assurances. At any time and from time to time after the Effective Date, without further consideration, each Party shall, and shall cause its Affiliates to, at the reasonable request of the other Parties, execute and deliver such additional instruments or documents in furtherance of the transactions contemplated hereby, and take such further actions as may be necessary or appropriate in order to (i) effectuate the intent of this Agreement and the transactions contemplated hereby, and (ii) provide the other Parties in all respects with the intended benefits and obligations of this Agreement.
(b)Expenses. Except as otherwise provided in this Agreement, all costs and expenses incurred in connection with this Agreement shall be paid by the Party incurring such costs and expenses.
(c)Extension; Waiver. Subject to the express limitations herein, the Parties may (i) extend the time for the performance of any of the obligations or other acts of the other Parties or (ii) waive compliance with any of the agreements or conditions contained herein; provided that any agreement on the part of any Party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed by or on behalf of such Party. No failure or delay on the part of any Party in the exercise of any right hereunder shall impair such right or be construed as a waiver of, or acquiescence in, any breach of any representation, warranty, covenant, or agreement herein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other right.
(d)Notices. All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been duly given or made (i) when delivered by hand (with written confirmation of receipt); (ii) when received by the addressee if sent by an internationally recognized overnight courier (receipt requested); (iii) on the date sent by facsimile or email of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient or (iv) on the third (3rd) day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid, in each case addressed as follows or to such other address or addresses of which the respective Party shall have notified the other Parties in accordance with this Section 11(d). Sections 8 and 19(3) of the Cayman Islands Electronic Transactions Act shall not apply to this Agreement or any notices hereunder.
If to Enstar, CBRE or InRe to:

Enstar Group Limited
Windsor Place, 3rd Floor
22 Queen Street
Hamilton, HM11
Bermuda
Attention:    Paul J. O’Shea
Facsimile:    (441) 292-6603
Email:    Paul.OShea@enstargroup.com

With a copy (which shall not constitute notice) to:
Quinn Emanuel Urquhart & Sullivan LLP
51 Madison Avenue
New York, New York 10010
Attention:    Michael B. Carlinsky
Facsimile:    (212) 849-7100
Email:    michaelcarlinsky@quinnemanuel.com
and
Hogan Lovells US LLP
1735 Market Street, Suite 2300
Philadelphia, Pennsylvania 19103
Attention:    Robert C. Juelke
Facsimile:    (267) 675-4601
Email:    bob.juelke@hoganlovells.com
If to Hillhouse, AnglePoint or InRe Fund GP to:
Hillhouse Capital or AnglePoint or InRe Fund GP
Suite 2202
22nd Floor
Two International Finance Centre
8 Finance Street
Central
Hong Kong
Attention:     Legal
Email:     legal@hillhousecap.com
With a copy (which shall not constitute notice) to:
Schulte Roth & Zabel LLP
919 Third Avenue
New York, New York 10022
Attention:    Michael E. Swartz
Facsimile:    (212) 593-5955
Email:    michael.swartz@srz.com
and

Simmons & Simmons
30th Floor One Taikoo Place
979 King’s Road
Hong Kong
Attention:    Ian Wood
Facsimile: (852) 2810 5040
Email:    Ian.Wood@simmons-simmons.com
(e)Entire Agreement; Amendment. This Agreement and the instruments and agreements referred to herein embody the entire agreement and understanding between the Parties relating to the subject matter hereof and may not be amended, waived or discharged except by an instrument in writing executed by the Party against whom enforcement of such amendment, waiver or discharge is sought.
(f)Binding Effect; Benefit; Assignment. This Agreement shall inure to the benefit of and be binding upon the Parties, and no Person not a party to this Agreement shall be entitled to the benefits of this Agreement. Notwithstanding the preceding sentence, the Persons identified in Section 9 may enforce the provisions of Section 9 to the same extent as if they were parties to this Agreement. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, in whole or in part, by any of the Parties without the prior written consent of the other Parties. Any attempted assignment in violation of this Section 11(f) will be void.
(g)Governing Law. This Agreement shall be governed by, construed and enforced in accordance with the Laws of the Cayman Islands, without giving effect to principles of choice of law or conflicts of law thereof.
(h)Dispute Resolution. Any and all disputes relating to or arising out of this Agreement or any agreement, document, certificate or instrument contemplated hereby shall be resolved exclusively by binding confidential arbitration in New York, New York, administered by JAMS under its Commercial Arbitration Rules, and judgment on the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. For the avoidance of doubt, the Parties agree that any applications for emergency equitable relief, such as a temporary restraining order, may be sought only in arbitration pursuant to this Section 11(h). The arbitrator(s) will have the authority to: (i) compel adequate discovery for the resolution of any disputes; (ii) award any and all remedies that any Party would be entitled to seek in a court of law; and (iii) determine jurisdiction by interpreting the scope of this arbitration clause and whether a dispute arises out of or relates to this Agreement. The arbitrator(s) shall award attorneys’ fees and costs to the prevailing party. The Parties shall maintain the confidential nature of any arbitration proceeding or award. Nothing in this Section 11(h) shall prevent any Party from seeking preliminary injunctive relief or enforcing a judgment rendered in connection with such arbitration from any court of competent jurisdiction.
(i)Severability. If any term, provision, agreement, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, agreements, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby are not affected in any manner materially adverse to any Party. Upon such a determination, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a reasonably acceptable manner in order that the transactions contemplated hereby may be consummated as originally contemplated to the fullest extent possible.
(j)Specific Enforcement. The Parties agree that irreparable damage would occur in the event that any Party were not to perform any of the provisions of this Agreement in accordance with their specific terms or were to otherwise breach or threaten to breach the provisions of this Agreement, and that an award of money damages would be inadequate in such event. Accordingly, it is acknowledged that each Party shall be entitled to equitable relief, without proof of actual damages, including an order for specific performance to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, in addition to any other remedy to which they are entitled at law or in equity as a remedy for any such breach or threatened breach. Each Party further agrees no Party nor any other Person shall be required to obtain, furnish, or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 11(j), and the Parties irrevocably waive any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument. Nothing herein precludes a Party from contesting the existence of a breach or threatened breach of this Agreement.
(k)Rules of Construction.
(i)The Parties agree that they have been represented by counsel during the negotiation and execution of this Agreement and have participated jointly in the drafting of this Agreement and, therefore, waive the application of any applicable Law, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.
(ii)In this Agreement, unless the context otherwise requires: (A) references to “writing” or comparable expressions include a reference to electronic transmission or comparable means of communication (including electronic mail, provided, with respect to notices to be provided hereunder, that the sender complies with the provisions of Section 11(d)); (B) words expressed in the singular number shall include the plural and vice versa; (C) use of a particular gender is for convenience only and is not intended to be a part of or to affect or restrict the meaning or interpretation of this Agreement; (D) whenever this Agreement refers to a number of days, that number shall refer to calendar days unless Business Days are specified, and whenever any action must be taken under this Agreement on or by a day that is not a Business Day, then, unless otherwise indicated herein, that action may be validly taken on or by the next day that is a Business Day; (E) the words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule and Exhibit references are to the Sections, Schedules and Exhibits to this Agreement unless otherwise specified; (F) this “Agreement” or any other agreement or document shall be construed as a reference to this Agreement or, as the case may be, such other agreement or document as the same may have been, or may from time to time be, amended, varied, novated, or supplemented; (G) references to statutes shall include all regulations promulgated thereunder and references to statutes or regulations shall be construed as including all statutory and regulatory provisions consolidating, amending or replacing the statute or regulation; (H) the terms “include”, “includes”, and “including” are deemed to be followed by “without limitation” whether or not they are in fact followed by such words or words of similar import; (I) references to “Dollars”, “dollars”, or “$”, without more, are to the lawful currency of United States of America; and (J) the word “or” shall be interpreted to mean “and/or,” unless the context requires otherwise.
(l)Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may be executed by facsimile, .pdf or other electronically transmitted signatures and such signatures shall be deemed to bind each Party as if they were the original signatures.
(m)Use of Name. No Party (other than Hillhouse) shall use or make reference to any product, material, trademarks or name of Hillhouse Capital Management, Ltd. or Hillhouse Capital Advisors, Ltd. or any of their Affiliates, including without limitation the names “Lei Zhang”, “Hillhouse Capital”, “Gaoling”, and “高瓴”, or any derivation, translation of the same or similar name, other than with the prior written consent of Hillhouse Capital Management, Ltd.
[Signature Pages Follow]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.
ENSTAR GROUP LIMITED

By: /s/ Paul J. O’Shea
Name: Paul J. O’Shea
Title: President

CAVELLO BAY REINSURANCE LIMITED

By: /s/ Orla Gregory
Name: Orla Gregory
Title: Director

INRE FUND, L.P.
By: InRe Fund GP, Ltd., its general partner

By: /s/ Bridget Kidner
Name: Bridget Kidner
Title: Authorised Signatory

HILLHOUSE CAPITAL MANAGEMENT, LTD.

By: /s/ Cuifang (Tracy) Ma
Name: Cuifang (Tracy) Ma
Title: Authorised Signatory

HILLHOUSE CAPITAL ADVISORS, LTD.

By: /s/ Cuifang (Tracy) Ma
Name: Cuifang (Tracy) Ma
Title: Authorised Signatory

[Signature Page to Termination and Release Agreement]

ANGLEPOINT ASSET MANAGEMENT, LTD.

By: /s/ Bridget Kidner
Name: Bridget Kidner
Title: Director

ANGLEPOINT ASSET MANAGEMENT LIMITED

By: /s/ Jie Liu
Name: Jie Liu
Title: Director

INRE FUND GP, LTD.

By: /s/ Bridget Kidner
Name: Bridget Kidner
Title: Authorised Signatory

[Signature Page to Termination and Release Agreement]

Exhibit A
Definitions
The following terms have the following meanings:
“$” shall refer to United States Dollars, the lawful currency of the United States of America.
“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such specified Person. For purposes of determining whether a Person is an Affiliate, the term “control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of securities, contract or otherwise. For avoidance of doubt, the Principals shall not be deemed Affiliates of Hillhouse, AnglePoint or their respective Affiliates for any purpose under this Agreement.
“AnglePoint Business” means the investment management services and any ancillary or related activities in support of such investment management services performed by AnglePoint Cayman and AnglePoint HK on behalf of InRe and/or ENZ Re immediately prior to the Effective Date.
“AP HK Closing Date” means the date upon which Enstar or its designee acquires AnglePoint HK.
“Business Day” means a day, other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to be closed including as required to be closed due to the COVID-19 outbreak.
“Claims” means all claims, rights, actions, complaints, demands, causes of action of any nature, kind or character (whether tort, contract or statutory, known or unknown, suspected or unsuspected, fixed or contingent), obligations, promises, controversies, disputes, agreements, suits, debts, expenses, damages, attorneys’ fees, costs and liabilities of any nature whatsoever, whether or not now known, suspected or claimed, matured or unmatured, fixed or contingent, arising out of any fact or cause whatsoever.
“Discussed Issues” means any and all matters discussed between the Parties related to the management, business, and affairs of InRe prior to the Effective Date and the fees and expenses accrued, charged or collected by Hillhouse, AnglePoint Cayman, AnglePoint HK, InRe GP or their Affiliates with respect thereto, including any and all performance fees, management fees or other fees, charges or payments of any kind.
“Governmental Authority” means any multinational, foreign, domestic, federal, territorial, state or local governmental authority, quasi-governmental authority, instrumentality, court, government or self-regulatory organization, commission, tribunal or organization or any regulatory, administrative or other agency, or any political or other subdivision, department or branch of any of the foregoing.
“InRe LPA” means the Fourth Amended and Restated Exempted Limited Partnership Agreement of InRe dated as of June 30, 2020.
“Law” means any federal, state, local, municipal, foreign or other law, statute, legislation, constitution, principle of common law, ordinance, code, edict, proclamation, treaty, convention, rule, regulation, ruling, directive, pronouncement, requirement, specification, determination, order or interpretation issued, enacted, adopted, passed, approved, promulgated, made, implemented or otherwise put into effect by or under the authority of any Governmental Authority.

“Lien” means any lien, claim, pledge, charge, security interest, right of first refusal, right of first offer, transfer restriction or other encumbrance of any kind.
“Person” means an individual, a corporation, a general partnership, a limited partnership, a limited liability company, a limited liability partnership, a joint venture, an association, a trust or any other entity or organization, including a Governmental Authority or any department or agency thereof.
“Principals” has the meaning set forth on Schedule 1.
“Restricted Clients” means the clients or investors of Hillhouse or its Affiliates set forth on Schedule 4.
“Track Record” means the historic investment performance records of all portfolios managed by AnglePoint, and all data, in whatever form, used directly or indirectly to calculate historic investment performance.
“Transition Date” means the earliest of (a) the Outside Date, (b) the AP HK Closing Date, or (c) the date on which AnglePoint Cayman assigns the InRe IMA to a Person designated by Enstar pursuant to Section 3(d).